Exhibit 99.1

Enumeral Reports Second Quarter Financial Results

CAMBRIDGE, Mass.—August 12, 2016—Enumeral Biomedical Holdings, Inc. (OTCQB: ENUM) (“Enumeral” or the “Company”), a biotechnology company focused on the discovery and development of novel antibody-based immunotherapies to help the immune system fight cancer and other diseases, today announced its financial results for the quarter ended June 30, 2016.

Recent Business Highlights

•	In July 2016, Enumeral sold 12% Senior Secured Promissory Notes in a private placement offering to certain accredited investors in the aggregate principal amount of $3,038,256, before deducting placement agent fees and expenses equal to approximately $385,337 (the “Offering”). The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

•	In June 2016, Enumeral entered into a Definitive License and Transfer Agreement with Pieris Pharmaceuticals, Inc. and Pieris Pharmaceuticals GmbH. During the spring of 2016, the Company also received an aggregate of $1,000,000 in upfront and license maintenance fees from Pieris. This agreement continues the royalty-bearing worldwide license granted to Pieris under specified Enumeral patent rights and know-how to research, develop and market fusion proteins that comprise a moiety derived from Enumeral’s 388D4 anti-PD-1 antibody linked to one or more Pieris Anticalin® proteins for use in the field of oncology. Enumeral has also granted Pieris an option until May 31, 2017 to license specified Enumeral patent rights and know-how covering two additional Enumeral antibody programs on the same terms and conditions as the 388D4 anti-PD-1 antibody.

Second Quarter 2016 Financial Results

•	Cash and cash equivalents: Cash and cash equivalents were $1,133,819 as of June 30, 2016, as compared to $3,596,262 as of December 31, 2015. As of the date of this press release, and giving effect to the net proceeds from the Offering described above, Enumeral believes that it only has sufficient liquidity to fund operations through November 2016. The Company is continuing to explore a range of potential transactions, which may include public or private equity offerings, debt financings, collaborations and licensing arrangements, and/or other strategic alternatives, including a merger, sale of assets or other similar transactions. If Enumeral is unable to raise additional capital on acceptable terms and on a timely basis, Enumeral may be required to downsize or wind down its operations through liquidation, bankruptcy, or a sale of its assets.

•	Collaboration and license revenue. Collaboration and license revenue increased by $1,047,417, or 362%, to $1,336,466 for the three months ended June 30, 2016, as compared to $289,049 for the three months ended June 30, 2015. This increase in revenue is primarily attributable to the Company’s license agreement with Pieris.

•	Grant revenue. Grant revenue increased by $70,242, or 76%, to $162,506 for the three months ended June 30, 2016, as compared to $92,264 for the three months ended June 30, 2015. This increase is attributable to the Company’s Phase II Small Business Innovation Research agreement with the National Cancer Institute.

•	Research and development expenses. Research and development expenses decreased by $564,365, or 31%, to $1,240,801 for the three months ended June 30, 2016, as compared to $1,805,166 for the three months ended June 30, 2015. This decrease is primarily attributable to a decrease of $318,589 in wages and benefits associated with lower headcount, a decrease of $203,119 in lab expenses associated with reduced research and development activities, and a decrease of $108,995 in patent costs, offset by a $100,000 increase in fees owed to the Massachusetts Institute of Technology related to the Pieris license revenue.

•	General and administrative expenses. General and administrative expenses increased by $253,187, or 17%, to $1,745,204 for the three months ended June 30, 2016, as compared to $1,492,017 for the three months ended June 30, 2015. This increase was primarily attributable to (i) an increase of $218,493 in wages and benefits, resulting from the severance accrual related to Enumeral’s former President and Chief Executive Officer, offset by a decrease in bonus accrual, and (ii) an increase of $111,245 in stock compensation expense resulting from options granted during the six months ended June 30, 2016, offset by a decrease of $104,901 in consulting costs.

•	Other income (expense): Other income (expense) decreased by $2,747,375, or 95%, to $139,476 for the three months ended June 30, 2016, as compared to $2,886,851 for the three months ended June 30, 2015. This decrease is primarily due to a decrease of $2,737,767 in non-cash income related to the change in the fair value of derivative liabilities primarily associated with the warrants issued in connection with the Company’s July 2014 private placement transaction. The Company expects that future changes in the fair value of the derivative liabilities will be due primarily to fluctuations in the value of the Company’s common stock and potential exercises of outstanding warrants.

•	Net loss: Net loss increased $1,318,538, or 4,544%, to $1,347,557 for the three months ended June 30, 2016, as compared to $29,019 for the three months ended June 30, 2015. This increase was primarily due to a decrease of $2,737,767 in the change in the fair value of derivative liabilities, offset by an increase of $1,117,659 in revenue and a decrease of $311,178 in operating expenses.

About Enumeral

Enumeral is a biopharmaceutical company focused on discovering and developing novel antibody-based immunotherapies to help the immune system fight cancer and other diseases. The Company is building a pipeline focused on next-generation checkpoint modulators, with initial targets including PD-1, TIM-3, LAG-3, OX40, TIGIT, and VISTA. In developing these molecules, Enumeral’s researchers apply a proprietary immune profiling technology platform that measures functioning of the human immune system at the level of individual cells. This provides key insights for drug candidate selection and target validation. For more information on Enumeral, please visit www.enumeral.com.

Forward Looking Statements Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements reflect current beliefs of Enumeral Biomedical Holdings, Inc. (“Enumeral”) with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting operations, market growth, Enumeral’s stock price, services, products and licenses. No assurances can be given regarding the achievement of future results, and although Enumeral believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, actual results may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include, among others, the risks that (a) Enumeral’s expectations regarding market acceptance of the Company’s business in general and the Company’s ability to penetrate the antibody discovery and development fields in particular, as well as the timing of such acceptance, (b) Enumeral’s ability to attract and retain management with experience in biotechnology and antibody discovery and similar emerging technologies, (c) the scope, validity and enforceability of Enumeral’s and third party intellectual property rights, (d) Enumeral’s ability to raise capital when needed and on acceptable terms and conditions, (e) Enumeral’s ability to comply with governmental regulation, (f) the intensity of competition, (g) changes in the political and regulatory environment and in business and fiscal conditions in the United States and overseas and (h) general economic conditions.

More detailed information about Enumeral and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in Enumeral’s filings with the Securities and Exchange Commission. Enumeral urges investors and security holders to read those documents free of charge at the Commission’s website at http://www.sec.gov. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Enumeral undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Enumeral Biomedical Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$1,133,819	$3,596,262
Other current assets	554,351	586,491
Total current assets	1,688,170	4,182,753
Property and equipment, net	1,157,493	1,511,493
Other assets	646,336	649,352
Total assets	$3,491,999	$6,343,598

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$346,181	$343,736
Accrued expenses	1,174,131	714,384
Derivative liabilities	1,315,557	2,138,091
Other liabilities	289,502	371,012
Total current liabilities	3,125,371	3,567,223
Other long term liabilities	193,858	303,318
Total liabilities	3,319,229	3,870,541
Total stockholders' equity	172,770	2,473,057
Total liabilities and stockholders’ equity	$3,491,999	$6,343,598

Enumeral Biomedical Holdings, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended June 30,
	2016	2015

Revenue:
Collaboration and license revenue	$1,336,466	$289,049
Grant revenue	162,506	92,264
Total revenue	1,498,972	381,313
Cost of revenue and expenses:
Research and development	1,240,801	1,805,166
General and administrative	1,745,204	1,492,017
Total cost of revenue and expenses	2,986,005	3,297,183
Loss from operations	(1,487,033)	(2,915,870)
Other income (expense):
Interest income (expense)	(4,623)	4,985
Change in fair value of derivative liabilities	144,099	2,881,866
Total other income (expense), net	139,476	2,886,851
Net income (loss) before income taxes	(1,347,557)	(29,019)
Provision for income taxes	-	-
Net income (loss)	$(1,347,557)	$(29,019)
Other comprehensive income (loss):
Reclassification for loss included in net income	-	19,091
Net unrealized holding losses on available-for-sale securities arising during the period	-	(2,730)
Comprehensive income (loss)	$(1,347,557)	$(12,658)
Income (loss) per common share:
Basic	$(0.03)	$(0.00)
Diluted	$(0.03)	$(0.00)
Weighted-average number of common shares outstanding:
Basic	52,073,481	51,638,912
Diluted	52,073,481	51,638,912

Contact:

Enumeral Biomedical Holdings, Inc.
Kevin Sarney, (617) 945-9146
kevin@enumeral.com